                                                                 Exhibit 10.1.14

                             REIMBURSEMENT AGREEMENT

     THIS AGREEMENT (this "Agreement") between Ormat Industries Ltd., an Israeli corporation ("OIL"), and Ormat Technologies, Inc., a Delaware corporation
("OTI"), is made and entered into as of July 15, 2004.

                                    RECITALS

     WHEREAS, OIL and OTI have entered into a Guarantee Fee Agreement dated as of January 1, 1999 (the "Guarantee"), pursuant to which OIL has agreed to issue certain standby letters of credit on OTI's behalf, as well as guarantees in forms acceptable to the end customers;

     WHEREAS, OIL requires that OTI execute this Agreement and OTI is willing to execute this Agreement;

     NOW THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.   Unconditional Reimbursement Obligations. OTI, together with its successors and permitted assigns, hereby unconditionally agrees that on the fifth business day following receipt of notice (the "Due Date") from OIL of (i)
     any draw made on a standby letter of credit issued by OIL pursuant to the
     Guarantee or (ii) any payments made in accordance with a guarantee made by
     OIL pursuant to the Guarantee (each, a "Payment"), OTI shall reimburse OIL in full for such Payment. Any payment that is not made on the Due Date shall bear interest, accruing from such Due Date until repayment in full, at an interest rate per annum equal to OIL's average cost of funds plus
     0.3% in United States dollars.

2.   Indemnification. OTI agrees at all times to indemnify OIL and hold OIL harmless from and against any and all liabilities, losses, damages, costs, and expenses, including reasonable attorney fees, which OIL may sustain or incur from time to time by reason of having executed the Guarantee or any modification, amendment, limitation, renewal or extension thereof, except as a result of OIL's gross negligence or willful misconduct.

3.   Representations and Warranties of OTI. OTI hereby represents and warrants that (i) it has the requisite corporate power to execute, deliver and perform this

     Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement, (ii) the execution, delivery and performance of this Agreement does not and will not violate, create a breach of or a default under any contract or agreement to which
     OTI is a party or by which it is bound, and (iii) the execution, delivery and performance of this Agreement does not require any approval of any person, except for such approvals or consents which have been obtained prior to the date hereof.

4.   Defense of Legal Action. In the event any legal action is taken against OIL under the Guarantee, either jointly with OTI or alone, OTI shall defend such action at its own expense and OIL shall cooperate with OTI in the defense thereof, or, at its election, OIL shall assume the defense, at the expense of OTI. OIL shall have the right to join OTI as party defendant in any legal action brought against it alone under the Guarantee and OTI hereby consents to the entry of an order making it a party defendant.

5.   Miscellaneous. This Agreement (i) embodies the entire agreement and understandings between OIL and OTI (or any subsidiary to which the underlying interest may be assigned) and supersedes all prior agreements and understandings between OIL and OTI relating to the subject matter hereof; (ii) may be modified or amended only by written instrument executed by each party hereto; (iii) shall be governed by and construed according to the laws of the State of New York; and (iv) may be executed in several counterparts, each of which is an original, but all of which together constitute one and the same agreement. If any provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the remaining provisions shall not in any way be effected or impaired.

     IN WITNESS WHEREOF, OIL and OTI have duly executed this Agreement as of the date first written above.

ORMAT INDUSTRIES LTD.                                ORMAT TECHNOLOGIES, INC.

By: /s/ Yehudit Bronicki                             By: /s/ Yehudit Bronicki
   ---------------------                                 -----------------------
Name: Y. Bronicki                                    Name: Y. Bronicki
Title: Managing Director                             Title: President

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